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                                                                    EXHIBIT 23.2

                              ACCOUNTANT'S CONSENT

The Board of Directors
VB&T Bancshares Corp.

We consent to the use of our report incorporated herein by reference and to the reference to our firm under the heading "Experts" in the Proxy
Statement/Prospectus.

/s/ STEWART, FOWLER & STALVEY, P.C.
    ------------------------------
    STEWART, FOWLER & STALVEY, P.C.

Valdosta, Georgia
November 12, 1998